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                                                                EXHIBIT 23.4


                       [SULLIVAN & CROMWELL LETTERHEAD]



                                                        March 9, 1995


The Western Company of North America
   515 Post Oak Boulevard, Suite 1200,
   Houston, Texas 77027.


Ladies and Gentlemen:

        As United States counsel to The Western Company of North America in connection with the Registration Statement on Form S-4 of BJ Services Company filed with the Securities and Exchange Commission on March 9, 1995 (the "Registration Statement"), we hereby consent to the filing with the Securities and Exchange Commission of the form of the Tax Opinion (as defined in the Registration Statement) and this letter each as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                    Very truly yours,

                                                    /s/ SULLIVAN & CROMWELL
                                                    --------------------------
                                                        Sullivan & Cromwell